UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3661438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

ICF International, Inc. 2018 Omnibus Incentive Plan, as amended

(Full title of the plan)

James E. Daniel

Executive Vice President and General Counsel

ICF INTERNATIONAL, INC.

9300 Lee Highway

Fairfax, Virginia 22031

(Name and address of agent for service)

(703) 934-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or

Revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                          ☐

Copy to:

James J. Maiwurm, Esq.

Squire Patton Boggs (US) LLP

2550 M Street NW

Washington, DC 20037

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee

Common Stock, par value $0.001 per share	415,000	$62.45	$25,916,750.00	$3,363.99

[1]

This Registration Statement registers the issuance of 415,000 shares of common stock, par value $.001 per share (the “Common Stock”) of ICF International, Inc. (“ICF” or the “Registrant”), which may be issued pursuant to the terms and conditions of the ICF International, Inc. 2018 Omnibus Incentive Plan, as amended May 28, 2020 (the “2018 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminable number of shares of ICF’s Common Stock that becomes issuable under the 2018 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

[2]

Estimated solely for the purpose of calculating the aggregate offering price and the registration fee computed in accordance with Securities Act Rule 457(c) and 457(h), based on the average of the high and low prices of the Registrant’s Common Stock on June 15, 2020 as reported on The Nasdaq Global Select Market.

Explanatory Note

This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 415,000 shares of ICF Common Stock, issuable by ICF under the 2018 Plan, for which a previously filed registration statement on Form S-8 relating to the 2018 Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-225786) filed by the Registrant on June 21, 2018, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2018 Plan as specified by Rule 428 (b)(l) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 28, 2020.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020.

(c) The Registrant’s Current Reports on Form 8-K filed on January 13, 2020, January 14, 2020, January 31, 2020, February 4, 2020, February 27, 2020, February 27, 2020, March 5, 2020, March 24, 2020, April 8, 2020, May 5, 2020, May 29, 2020, and June 1, 2020.

(d) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed with the Commission on September 25, 2006 (File No. 001-33045) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided that documents or information deemed to have been “furnished” and not “filed” in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the accompanying Exhibit Index, which Exhibit Index is incorporated herein by this reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1/A (File No. 333-134018), filed September 12, 2006)

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q, filed August 3, 2017)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed on June 2, 2017)

4.4

ICF International, Inc. 2018 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit A of the Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2020, relating to the Registrant’s Annual Meeting of Stockholders held on May 28, 2020)

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.0	Power of Attorney (see signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Virginia, on June 25, 2020

ICF INTERNATIONAL, INC.

By:	/s/ John M. Wasson
John M. Wasson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sudhakar Kesavan, John M. Wasson and James E. Daniel and each of them, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on June 25, 2020 and in the capacities indicated.

Signature	Title

/s/ Sudhakar Kesavan	Executive Chairman and Director
Sudhakar Kesavan

/s/ John M. Wasson	President and Chief Executive Officer and Director (Principal Executive Officer)
John M. Wasson
/s/ Bettina Walsh	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Bettina Walsh

/s/ Eileen O’Shea Auen	Director
Eileen O’Shea Auen

/s/ Dr. Srikant M. Datar	Director
Dr. Srikant M. Datar

/s/ Cheryl Grisé	Director
Cheryl Grisé

/s/ Randall Mehl	Director
Randall Mehl

/s/ Peter M. Schulte	Director
Peter M. Schulte

/s/ Michael Van Handel	Director
Michael Van Handel